Exhibit 10.39

Richard W. Bauer
President and CEO
Osteotech, Inc.
51 Jamesway
Eatontown, NJ  07724                                            October 27, 2002

American Red Cross-Tissue Services
National Headquarters
Attn: Henry Korent, Chief Executive Officer
1621 North Kent St.
Arlington, VA 22209

Re: Letter agreement to amend, modify and restate certain provisions of the processing agreement (the "Amendment")

Ladies and Gentlemen:

Reference is made herein to that certain Agreement dated December 10, 1996 by and between the American Red Cross, operating through the Tissue Services unit of its Biomedical Services division ("ARC"), and Osteotech, Inc. ("Osteotech"), as amended (the "Agreement"). Unless otherwise defined herein, initially capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

Pursuant to Section 13 of the Agreement, we submit this letter to you for your review and consent to the following amended and restated provisions which shall apply in full force and effect until the earlier of (i) the expiration or termination of the Agreement, or (ii) the execution of a new definitive processing agreement between ARC and Osteotech:

      1. The following terms used in this Amendment shall have the following definitions:

      (a) "Donor" shall mean a Standard Donor or Non-Standard Donor from whom Tissue is to be (or has been) procured and

Richard W. Bauer
October 27, 2002
Page 2

      delivered by ARC in accordance with the provisions of this Agreement.

      (b) "Proprietary Products" shall mean those products which exist as of the date of this Amendment, are processed by Osteotech from Tissue and are covered by patents owned or licensed by Osteotech or are otherwise produced by Osteotech using its trade secrets or other proprietary information. For purposes of this Agreement, the Proprietary Products in existence as of the date of this Amendment are all forms of Osteotech's Grafton(R) DBM, Grafton Plus(TM) and Graftech(TM) Bioimplant products. Additional Proprietary Products may be added to the Agreement from time to time upon the mutual agreement of Osteotech and ARC.

      (c) "Standard Donor" shall mean: (i) a human male not less than *** years of age and not greater than *** years of age at date of death; or (ii) a human female not less than *** years of age and not greater than *** years of age at date of death. "Non-Standard Donor" shall mean: (i) a human male not less than *** years of age and not greater than *** years of age at date of death; or (ii) a human female not less than *** years of age and not greater than *** years of age at date of death.

2. The third recital following the introductory paragraph of the Agreement shall be amended and restated in its entirety to read as follows:

      "WHEREAS, ARC wishes to ensure its ability to obtain processing services as well as distribution, education and marketing and, from time to time, other services and Osteotech desires to perform such services and to process Tissue for ARC."

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Richard W. Bauer
October 27, 2002
Page 3

      3. Section 1.1.1 shall be amended and restated in its entirety to read as follows:

      "(a) Commencing as of January 1, 2003 and through the remaining term of the Agreement, ARC shall not be required to supply all of the Tissue that it procures to Osteotech for Processing, but will instead exercise its best efforts to provide to Osteotech for Processing no less than the minimum number of Standard Donors and Non-Standard Donors set forth below during each month of the time periods set forth below (the "Minimum Donor Requirement")".

                                              MONTHLY MINIMUM NUMBER
                                              ----------------------
       TIME PERIOD                  STANDARD DONORS          NON-STANDARD DONORS
       -----------                  ---------------          -------------------
 1/1/03 through 12/31/03                  ***                        ***
 1/1/04 through 12/31/04                  ***                        ***
 1/1/05 through 12/31/05                  ***                        ***
 1/1/06 through 12/31/06                  ***                        ***

      (b) No later than the fifteenth (15th) business day of each of January 2003, 2004, 2005 and 2006 an authorized officer of ARC shall deliver to Osteotech a certification of the Average Donor Profile (as defined below) of all of the Standard Donors and all of the Non-Standard Donors (as independent groups) procured by ARC during the immediately preceding calendar year, provided that the Average Donor Profile to be delivered in January 2003 shall be based upon the Donors delivered by ARC to Osteotech during the twelve (12) months ended August 31, 2002. The "Average Donor Profile" shall mean that certain description of the average number and types of Tissue procured, the average age of the Donors and the male to female ratio of the Donors procured by ARC.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Richard W. Bauer
October 27, 2002
Page 4


                  The Donors delivered by ARC to Osteotech during each of the remaining years of the Agreement in order to satisfy the Minimum Donor Requirement shall conform to the Average Donor Profile delivered by ARC to Osteotech during the January of that year. Osteotech shall receive all of the Tissue procured from each Donor that is delivered by ARC to Osteotech in order to satisfy the Minimum Donor Requirement and ARC shall use its best efforts to ensure that the Donors it delivers to Osteotech shall come proportionally from geographic regions which are consistent with the proportion of releasable Donors procured in geographic regions ARC procures Donors from.

                  (c) Notwithstanding anything to the contrary contained in the Agreement, for the year commencing January 1, 2003, ARC shall be responsible for planning Donors for Processing that are delivered by ARC to Osteotech and shall plan such Donors in a manner and method (which is generally understood to be the Donor master production plan) which is consistent with the manner in which ARC planned Donors it delivered to Osteotech during 2002. Notwithstanding anything to the contrary contained in the Agreement, commencing January 1, 2004 and for the remaining term of the Agreement, Osteotech shall be responsible for planning Donors for Processing that are delivered by ARC to Osteotech in order to satisfy the Minimum Donor Requirement, as needed to produce Proprietary Products. Such planning shall be based upon Osteotech's forecasted market needs solely with respect to Donors delivered in accordance with the Minimum Donor Requirement, and such plans shall be provided to ARC in good faith and on a quarterly basis thirty (30) days prior to the quarter in which such forecast shall apply. ARC acknowledges that such planning by Osteotech shall be prepared with a priority on meeting the forecasted market demand of Proprietary Products first, with base Tissue products or non-proprietary products a secondary consideration. Unless and until another agreement is mutually agreed to between the parties, once the Minimum Donor Requirement threshold is satisfied, for each Donor that is delivered to Osteotech that exceeds such requirement, Osteotech shall use its best efforts to follow the Donor master production plan submitted by ARC with respect to any such Donor(s) with the goal of prioritizing its efforts so that such Donors shall be processed into

Richard W. Bauer
October 27, 2002
Page 5

                  base Tissue or non-proprietary products first, and Proprietary Products second; and provided, further that the average yield of Tissue products processed from such Donors in each of the years 2003, 2004, 2005 and 2006 shall not differ from the average yield of the same received by ARC during the immediately preceding year (except that for 2003 the required yield shall be based on the 12 months ended August 31, 2002), provided, further, that such Donors comply with the Average Donor Profile for the immediately preceding year (except that for 2003 the Average Donor Profile shall be based on the 12 months ended August 31, 2002).

                  (d) Osteotech shall use its best efforts to process the soft Tissue associated with any and all Donors delivered to Osteotech in accordance with specifications for such soft Tissue that are in place as of the date of this Amendment based upon the donor master production plan submitted by ARC to Osteotech. In the event any such specifications are changed in a manner which would cause Osteotech to incur additional processing expenses that are reasonably considered to be material, Osteotech will not be required to process soft Tissue in accordance with such changed specifications unless ARC shall reimburse Osteotech for such additional processing expenses, plus a reasonable profit.

                  (e) ARC may, at its option, deliver to Osteotech for Processing more Standard Donors or more Non-Standard Donors than it is required to deliver to meet the Minimum Donor Requirement, provided that commencing as of January 1, 2003 and for the remaining term of the Agreement, the number of such additional Non-Standard Donors delivered in any month shall not exceed *** of the number of Non-Standard Donors required to be delivered in such month in order to satisfy the Minimum Donor Requirement for Non-Standard Donors in such month.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Richard W. Bauer
October 27, 2002
Page 6


                  Notwithstanding anything to the contrary contained herein, the number of Donors required to be delivered by ARC to Osteotech in order to satisfy the Minimum Donor Requirement in any month may be reduced in the event an authorized officer of ARC provides a written certification to Osteotech that ARC was unable to procure the number of Donors required to be delivered to Osteotech in such month in order to satisfy the Minimum Donor Requirement for such month. Such certification must be delivered no later than the end of the third month after any such shortfall in Donors shall occur and shall certify (i) that the number of Donors available for Processing was insufficient to satisfy the Minimum Donor Requirement for such month, (ii) that the ratio of the number of Donors being provided to Osteotech for Processing compared to the total number of donors procured by ARC is no less than the ratio of Donors provided to Osteotech for Processing compared to the total number of donors procured by ARC during the preceding six (6) months and (iii) the reasons why ARC was unable to procure a number of Donors sufficient to satisfy the Minimum Donor Requirement. In addition, in the event ARC is unable to satisfy the Minimum Donor Requirement as a result of Osteotech or any of Osteotech's affiliates, as defined in the Securities Exchange Act of 1934, as amended, (but not including any processing customer of Osteotech) obtaining Donors directly from any of ARC's donor accounts existing as of the date of this Amendment as set forth in a letter which will be provided by ARC to Osteotech within 30 days after the date of this Agreement (the "Existing Account Letter"), the number of Donors required to be delivered by ARC each month in order to satisfy the Minimum Donor Requirement shall be reduced by the number of Donors procured by Osteotech from any such existing donor account(s) during such month. Within 30 days of its receipt of the Existing Account Letter Osteotech shall advise ARC in writing of those accounts on the Existing Account Letter with which Osteotech has an existing arrangement to receive donors. Within 30 days of its receipt of such written notice from Osteotech, ARC shall revise the Existing Account Letter to set forth the minimum monthly or annual, as the case may be, number of donors ARC is entitled to receive, from such accounts with which Osteotech has an existing relationship, in accordance with any contract ARC may have with such accounts. If ARC's contract with any of the accounts listed

Richard W. Bauer
October 27, 2002
Page 7

                  on the Existing Account Letter shall terminate and not be renewed, ARC shall so advise Osteotech in writing and such account shall be removed from the Existing Account Letter. Osteotech shall have the right to audit ARC's donor procurement activities to determine the accuracy of any such certification provided to it by ARC. The Existing Account Letter shall be treated as Confidential Information under the Agreement.

                  (g) ARC shall pay Osteotech the Processing fees set forth in Exhibits 3.1, and 3.2 of the Agreement and all applicable pricing amendments to the Agreement with respect to all Donors delivered by ARC to Osteotech and Processed by Osteotech and for all Proprietary Products Processed from Donors delivered by ARC to Osteotech. The fee payable for "Base Donor Charge (7 or greater tissues)" on Exhibit 3.1 shall be the fee payable for Processing Standard Donors and the fee payable for "Exception Donor Charge" on Exhibit 3.1 shall be the fee payable for Processing Non-Standard Donors. If any new Proprietary Products are added to the Agreement the Processing fees for such products will be agreed upon by the parties. *** Notwithstanding anything to the contrary contained in this Amendment or the Agreement, including without limitation,
                  Exhibit 3.1 thereof, as amended, Osteotech shall be entitled to increase the base Tissue Processing fees set forth in
                  Exhibit 3.1, as amended, charged to ARC by up to *** on each of January 1, 2003, 2004, 2005 and 2006 and notes 1, 2 and 3 of Exhibit 3.1 are hereby deleted.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Richard W. Bauer
October 27, 2002
Page 8


                  (h) The Donors shall be delivered to Osteotech, at ARC's expense. The Tissue from such Donors delivered by ARC and processed by Osteotech shall conform to all standards, guidelines, rules, regulations and laws of (i) the United States Food and Drug Administration (FDA); (ii) the American Association of Tissue Banks (AATB); (iii) other applicable U.S. federal, state and local government agencies; (iv) any non-U.S. jurisdiction where Tissue may be procured or distributed for purposes of this Agreement; (v) ARC's standard operating procedures ("SOPs") as may be amended from time to time by ARC; (vi) Osteotech's processing standards as specified in Osteotech's SOPs, as may be amended from time to time by Osteotech (collectively, the foregoing is hereinafter referred to as the "Processing Standards"). If interpretation of the Processing Standards is required, or if there is a disagreement about the interpretation of the Processing Standards, ARC and Osteotech will enter into good faith negotiations to resolve such issues with thirty (30) days of notice by one party to the other. If such issues are not resolved within the thirty (30) day period, within five (5) business days thereafter, an independent third party will be mutually selected from a list of six (6) with three (3) provided by ARC and three (3) provided by Osteotech and such third party will assist the parties in arriving at a resolution. In the event no resolution is reached within sixty
                  (60) days after such third party is appointed, either party may seek relief from the courts or as otherwise mutually agreed. "Recovery Standards" shall mean all applicable laws, standards, rules, regulations, procedures and guidelines related to the donation, recovery and suitability determination of Tissue, including donor referral, informed consent, tissue recovery, pre-processing storage, packaging and shipping and all records, activities and standards related to obtaining, testing, documenting and evaluating serological test results, medical history and lifestyle data; and related organizational, management and quality assurance activities.

                  (i) ARC and Osteotech shall provide each other a copy of its SOPs and copies of any amendments to its SOPs promptly after such amendments are adopted; provided, however, that doing so will not require such party to disclose any trade secrets, technical know how or unpublished scientific data or technical art. Upon reasonable notice and at its own expense, each of Osteotech and ARC shall have the right to conduct an annual audit of the other party's facilities and records related to regulatory compliance. Upon

Richard W. Bauer
October 27, 2002
Page 9

                  reasonable notice and at its own expense, each of Osteotech and ARC shall have the right to conduct additional audits of the other party's facilities and records related to regulatory compliance in the event there are repeated significant defects in such other party's SOPs, or in such other party's compliance with its SOPs or any applicable Processing Standards."

                  ARC shall reimburse Osteotech on a monthly basis for all of Osteotech's direct costs, including without limitation, rent and utilities, related to the use of Osteotech's facilities by ARC personnel.

         3. With regard to Section 1.1.2(c) we hereby agree to strike and delete the following sentence which is the last sentence of such subsection so that it shall have no further force or effect:

                  "If the parties cannot agree upon a forecast for any month, the forecast for such month shall be the average of the forecasts of the parties for the immediately preceding three months."

         4. With regard to Section 1.1.3 we hereby agree to strike and delete the following two sentences which are the last two sentences of the first paragraph of Section 1.1.3 so that it shall have no further force or effect:

                  "ARC shall provide to Osteotech, within 15 days of the end of each calendar quarter, data on the tissue procurement activity of ARC occurring during the quarter. Osteotech shall have the right to audit ARC Tissue donor data upon reasonable prior written notice to ARC."

         5. With regard to Section 1.2.2(b) we hereby agree that the second sentence of Section 1.2.2(b) shall be amended and restated in its entirety as follows:

                  "In the event either party is unable or unwilling to implement such changes, the other party shall have the remedy set forth in Section 6.5"

         6. With regard to Section 3.1(c) we hereby agree to strike and delete the entire provision so that it shall have no further force or effect.

Richard W. Bauer
October 27, 2002
Page 10

            7. With regard to Section 6.5 we hereby agree that the following shall be added to the end of Section 6.5:

                  "and Osteotech may terminate this Agreement at any time upon 30 days prior written notice to ARC if ARC is unwilling or unable to comply with the provisions of Section 1.2.2(b)."

            8. Section 8 shall be amended and restated in its entirety to read as follows:

                  Neither party shall be responsible to the other for nonperformance or delayed performance of the terms and conditions hereof due to acts of God, acts of government, wars, riots, major accidents involving lines of transportation, fuel or material shortages, or other causes (except strikes), in the nature of force majeure which is beyond the affected party's control. Notwithstanding such force majeure event, to the extent Osteotech is unable to perform Processing of ARC's Tissue due to a force majeure event for more than *** successive *** or *** in the aggregate during any *** period, Osteotech may arrange, with ARC's approval, or in the alternative, ARC may arrange, for ARC's base Tissue to be processed by another processor within *** of such event. In no event shall ARC have the right to cause any Proprietary Product to be processed by any other processor.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

Richard W. Bauer
October 27, 2002
Page 11


                  Once notice is given that the force majeure event has ended all base Tissue Processing which is being performed by any other processor as a result of such force majeure event shall promptly revert back to Osteotech for Processing; provided that, ARC may require Osteotech to reimburse ARC for the difference between the Processing Fees, shipping and packaging costs that would have been payable by ARC to Osteotech under the Agreement for Tissue processed by such other processor and the actual costs incurred by ARC to obtain substantially similar services from an alternate processor, provided further that Osteotech shall in no event be responsible to pay to ARC an amount which is in excess of *** of such fees and costs in the aggregate that would have otherwise been payable to Osteotech by ARC

The Agreement shall continue in full force and effect in accordance with its terms except as specifically amended in this Amendment. To the extent you are in agreement with the foregoing amendments and modifications to the Agreement, please acknowledge your consent by signing in the signature block provided below. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original, but all of such counterparts when brought together shall constitute one Amendment and agreement to the same.

Sincerely,                             ACKNOWLEDGED AND AGREED:

Osteotech, Inc.                        American Red Cross-Tissue Services

By:  _____________________             By:  ___________________________
        Richard W. Bauer                       Henry Korent
        President and Chief Executive          Chief Executive Officer
        Officer

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.